As Filed with the Securities and Exchange Commission on May 13, 2024

Registration No.     333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Adlai Nortye Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

(Address of Principal Executive Offices, including zip code)

2023 Share Incentive Plan

(Full title of the plan)

Yang Lu

Adlai Nortye USA INC

685 US Hwy 1, 2nd Floor, North Brunswick Township, NJ 08902

Telephone: +1 (848) 230-7430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Yu Wang King & Wood Mallesons 13/F Gloucester Tower The Landmark 15 Queen's Road Central Central, Hong Kong +852 3443 1150

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

a.        The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on April 19, 2024;

b.       The description of the Registrant’s Class A ordinary shares contained in its Registration Statement on Form 8-A (File No. 001-41773) filed with the Commission on August 7, 2023 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-273465), as amended, originally filed with the Commission on July 27, 2023, together with any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that each officer or director of the Registrant shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, to the fullest extent permitted by applicable law, the Registrant has entered into agreements to indemnify its directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the Articles of Association. The indemnification agreements may require the Registrant, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in the Registrant’s right, that may arise by reason of their status or service as a director or executive officer and to advance expenses incurred by them in connection with any such proceedings. The form of such indemnification agreement was filed as Exhibit 10.2 to Form F-1 Registration Statement filed with the Commission on July 27, 2023.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 filed with Form F-1 Registration Statement on July 27, 2023)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1	Adlai Nortye Ltd. 2023 Share Incentive Plan (incorporated by reference to Exhibit 10.9 filed with Form F-1 Registration Statement on July 27, 2023)

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2*	Consent of Mazars USA LLP

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Calculation of Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, the People’s Republic of China, on May 13, 2024.

Adlai Nortye Ltd.

By:	/s/ Yang Lu
Name:	Yang Lu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Yang Lu and Wei (Vicky) Zhang as his or her true and lawful attorney-in-fact and agents, with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on May 13, 2024.

Signature	Capacity

/s/ Yang Lu	Chairman of the Board of Directors and Chief Executive Officer
Yang Lu	(Principal Executive Officer)

/s/ Ping Ji	Director
Ping Ji

/s/ Lars Erik Birgerson	Director
Lars Erik Birgerson

/s/ Shaorong Liu	Director
Shaorong Liu

/s/ Ming Lun Alan Tse	Director
Ming Lun Alan Tse

/s/ Cheguo Cai	Director
Cheguo Cai

/s/ Wei (Vicky) Zhang	Chief Financial Officer
Wei (Vicky) Zhang	(Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Adlai Nortye Ltd., has signed this registration statement or amendment thereto in the city of Hangzhou, China, on May 13, 2024.

Adlai Nortye USA INC

By:	/s/ Yang Lu
Name:	Yang Lu
Title:	Director